UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020 (October 8, 2020)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

404-504-9828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Gray Television, Inc., a Georgia corporation (the “Company”), expects to disclose certain supplemental information concerning the Company in a preliminary offering memorandum and marketing materials that are being disseminated in connection with the proposed senior notes offering described in Item 8.01 below. The supplemental information included in the preliminary offering memorandum and marketing materials is set forth in Exhibit 99.1 and incorporated herein by reference, including with respect to certain forecast financial data of the Company for the quarter ended September 30, 2020.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

On October 8, 2020, the Company issued a press release announcing that it had commenced an offering of $550.0 million aggregate principal amount of the Company’s senior notes due 2030 (the “Notes”), pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be the Company’s senior unsecured obligations and will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of the Company that guarantees the Company’s existing senior credit facility.

The Company intends to use the net proceeds of the Offering to (i) redeem all of its outstanding $525.0 million aggregate principal amount of 5.125% senior notes due 2024 (the “existing 2024 notes”), (ii) pay all fees and expenses in connection with the Offering, including the redemption premium applicable to the existing 2024 notes and (iii) for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On October 8, 2020, the Company also issued a conditional notice of redemption to the holders of the existing 2024 notes, notifying such holders that the Company intends to redeem all of the existing 2024 notes on October 19, 2020. The redemption of the existing 2024 notes is conditioned upon the consummation of offering of Notes discussed above. If redeemed, the existing 2024 notes will be redeemed at 102.563% of par, plus the accrued and unpaid interest to, but excluding, the date of redemption.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes. The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws. Furthermore, the foregoing does not constitute a notice of redemption for, or an offer to purchase, any of the existing 2024 notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Memorandum

99.2	Press release issued by Gray Television, Inc., on October 8, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

Date: October 8, 2020	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Executive Vice President and Chief Financial Officer